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                                                                  EXHIBIT 10.21

                              SETTLEMENT AGREEMENT


         This SETTLEMENT AGREEMENT ("Agreement"), dated as of the 30th day of June, 2000 is made by and between JOHN PRINZ & ASSOCIATES LLC ("Consultant") and ELECTRIC CITY CORP., a Delaware corporation ("COMPANY").

                                     RECITALS

         WHEREAS, the Company intends to strengthen its position in the public market place and increase the value of its business through leveraging Consultant's relationships in the private and public financial market place;

         WHEREAS, the Consultant has previously provided certain services to the company for which the company desires to compensate Consultant;

         WHEREAS, the Company desires to engage Consultant to serve, on a non-exclusive basis, as a consultant and the Consultant desires to be engaged by the Company as a consultant to perform certain activities as hereinafter described for an initial period of twelve (12) months unless terminated earlier pursuant to Section 8.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and Company do hereby agree as follows:

                                    SECTION 1
                                    RECITALS:

         The aforementioned Recitals are incorporated into the terms and conditions of this Agreement.

                                    SECTION 2
                                    SERVICES:

         The Company hereby retains Consultant to provide, on a non-exclusive basis, financial consulting assistance. Consultant further agrees to perform such services, to devote its knowledge and skill to the best interests of the Company in the performance thereof, and upon reasonable notice from the Company to make itself available at all reasonable times during normal business hours for consultation with the officers and directors of the Company with respect thereto. Consultant will work with the Company's executives to develop strategies, arrange meetings, review proposals, provide feedback, and assist in negotiations as requested by the Company.

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                                    SECTION 3
                                  COMPENSATION.

         In consideration of services previously provided to the Company and in consideration of the services to be provided under this Agreement, the Company shall compensate the Consultant as follows:

         A. Sixty thousand (60,000) shares of the Company's common $0.0001 par stock (the "Shares"). The Shares shall be delivered to the Consultant within ten (10) days after the date of this Agreement. The Shares shall be considered compensation for services completed by the Consultant prior to June 30, 1999 and as such, the Company acknowledges that such Shares shall be tradable upon receipt pursuant to the exemption provided for under Rule 144 under the Securities Act of 1933, as amended. Notwithstanding the Share's tradability under Rule 144, Consultant agrees that: (i) Shares, at any time, may be sold by Consultant for in excess of $7.00 per share; (ii) No more than three thousand (3,000) shares of the Shares may be sold by the Consultant per day; and (iii) No more than 15,000 shares of the Shares may be sold in any ninety day period.

         B. Options to purchase Forty Thousand (40,000) shares, exercisable at the rate of Ten Thousand (10,000) quarterly from the date of this Agreement, with such options to expire on the fourth anniversary of the date of this Agreement, of the common $0.0001 par stock of the Company (the "Options") at a price equal to the lower of: (i) $7.00 per share; or (ii) the price per share of the sale by the Company of its common $0.0001 par stock within 180 days after the date of this Agreement. The Options shall be in the form of an option agreement attached hereto as Exhibit 3B, and made a part hereof; and

         C. The payment of Fifteen thousand dollars ($15,000.00) upon the earlier of: (i) 180 days of the date of this Agreement; or (ii) upon the Company's closing of equity funding in excess of $1,000,000.

                                    SECTION 4
                                    SURVIVAL.

         The term of this Agreement shall commence as of the date hereof and shall remain in effect for a period of twelve (12) months from the date of this Agreement, unless earlier terminated as hereinafter provided in
Section 8. Notwithstanding the foregoing, the terms of Section 3 shall survive this Agreement and shall be binding upon the shares of the Company's common $0.0001 par stock issued to the Consultant under this Agreement.

                                    SECTION 5
                              INDEPENDENT CONTRACTOR

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                                                                    Page 4 of 7

     Consultant shall be and is an independent contractor and nothing herein shall be construed to create an agency relationship or a relationship of employer and employee between the Company and Consultant or any of the employees, agents or representatives of Consultant. Consultant shall have no authority, executive or otherwise, to bind the Company.

                                       SECTION 6
                                 RESTRICTIVE COVENANT

     Consultant agrees that during the term of this Agreement and for a period of one (1) year thereafter, it will not provide marketing or other services on behalf of any other entity which is offering the same or similar type of services for which it is representing Company pursuant to this Agreement.

                                       SECTION 7
                                      ASSIGNMENT

     In view of the nature of the services to be performed by Consultant under this Agreement, Consultant shall not have the right to assign or transfer any of the rights or benefits hereunder, nor shall they be subject to voluntary or involuntary alienation without the written permission of the Company. Notwithstanding the foregoing, Consultant shall have the right to assign the Shares to Condor Investment Trust, John Prinz, personally, Tom Swiers, MRP LLC, Larry Slavin and Bruce Heckman with the cooperation of the Company.

                                       SECTION 8
                                      TERMINATION

     This Agreement may be terminated by either party at any time by written notice of termination given to the other party at least thirty (30) days in advance of the termination date stated in such notice. Notwithstanding the foregoing, the terms of Section 3 shall survive this Agreement and shall be binding upon the shares of the Company's common $0.0001 par stock issued to the Consultant under this Agreement.

                                       SECTION 9
                                        NOTICE

     Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereto entitled, by messenger or by overnight delivery service or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below.

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                                                                    Page 5 of 7

     IF TO THE CONSULTANT:

          Prinz & Associates LLC
          211 Waulkegan Road
          Suite 300
          Northfield, Illinois 60093

     IF TO THE COMPANY:

          Electric City Corp.
          1280 Landmeir Road
          Elk Grove Village, Illinois 60007
          Attention: Mr. John Mitola

With a copy to:

          Kwiatt & Ruben, Ltd.
          211 Waukegan Road
          Northfield, Illinois 60093
          Attention: Philip Ruben, Esq.

                                       SECTION 10
                                      GOVERNING LAW

     This Agreement and all questions arising in connection herewith shall be governed by the laws of the State of Illinois.

                                       SECTION 11
                                    ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                                       SECTION 12
                                      SEVERABILITY

     All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

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                                SECTION 13
                               COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same.

                                SECTION 14
                                  WAIVER

     In further consideration of this Agreement: (a) Consultant, personally and any entities in which he may have an interest, and their members and managers (hereinafter collectively referred to as "Consultant Parties") hereby release, indemnify and Covenant Not To Sue or bring any other actions, and agree to hold harmless (to the fullest extent permitted by law) the Company, its owners, officers and directors (hereinafter collectively referred to as "Company Parties"), from any and all current and prior claims, demands, losses, obligations, actions, suits, judgments and liabilities (including liabilities for penalties) arising out of, or in any way related to Company Parties' actions or inactions relating to the Company's securities or current or prior business transactions between the parties: and (b) Company Parties hereby release, indemnify and Covenant Not To Sue or bring any other actions, and agree to hold harmless (to the fullest extent permitted by law) Consultant Parties, from any and all current and prior claims, demands, losses, obligations, actions, suits, judgments and liabilities (including liabilities for penalties) arising out of, or in any way related to Consultant Parties' actions or inactions relating to the Company's securities or current or prior business transactions between the parties. Further, the parties agree that in the event of any controversies arising under this Agreement (such controversies referred to as the "Controversies"), that such Controversies shall be arbitrated in accordance with the rules of the American Arbitration Association in Chicago, Illinois. Each party shall select an arbitrator of its own choice and those arbitrators shall select a third arbitrator who shall arbitrate the Controversy. Notwithstanding the foregoing, any party may bring and pursue an action in any federal or state court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending such arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction, if they order such discontinuance. Further the parties agree that in the event of any such Controversy, all parties shall not (nor will any party assist any other person to do so) directly or indirectly reveal, report, publish or disclose any information relating to such controversy to any person, firm or corporation not expressly authorized by the other party to receive such information, or use (or assist any person to use) such information except to comply with actual legal obligations of the parties or if the disclosure is directly related to an arbitration proceeding or seeking provisional relief as provided for herein. The provisions of this paragraph shall survive this Agreement.

     [The balance of this page has been left blank intentionally. Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

ELECTRIC CITY CORP.                        PRINZ & ASSOCIATES LLC


By:    /s/ John Mitola                     By:    /s/ John Prinz
      ------------------------------             ------------------------------

Title: Chief Executive Officer             Title: Managing Partner for
                                                  John Prinz & Associates LLC